UNIT PURCHASE AGREEMENT

SELLER/ISSUER: Deli Solar (USA), Inc. , a Nevada corporation, presently known as [company's name to be announced] (the "Company").

PURCHASERS: Listed on Schedule A hereto ("Investors")

TABLE OF CONTENTS

AGREEMENT dated as of this ____ day of March, 2005 between the Company, known or to be known as Deli Solar (USA), Inc. and more fully defined in Article I hereto, a Nevada corporation, and each of the Investors listed on **Exhibit 2.1** hereto.

PREAMBLE
The Company wishes to obtain equity financing. The Investors are willing, on the terms contained in this Agreement, to purchase investment units at Thirty-Five dollars ($35.00) each (a "Unit"), each Unit to consist of sixty (60) shares of the Company's common stock (par value $0.001 each) (the "Shares") and one (1) warrant, each to purchase Forty- eight (48) Shares at an exercise price of $184.80 (a "Warrant"). Capitalized terms are defined in the Article I hereof, and the Exhibits hereto are incorporated by reference into this Agreement as parts thereof.

ARTICLE I : DEFINED TERMS
The following terms, when used in this Agreement, have the following meanings, unless

the context otherwise indicates:

"Acceptable Currency" shall mean and include cash and any other method of payment which will result in such payment being credited to the account of the Company, or Escrow Agent (as provided in Article IV below) at the bank previously designated to the Investor in time to earn interest for the day of the Closing.

"'33 Act" means the Securities Act of 1933, as from time to time amended.

"'34 Act" means the Securities Exchange Act of 1934, as from time to time amended..

"Affiliate" means, with respect to any specified Person, (1) any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (2) any other Person who is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, of the specified Person or a Person described in clause (1) of this paragraph, (3) another Person of whom the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (4) another Person in whom the specified Person has a substantial beneficial interest or as to whom the specified Person serves as trustee or in a similar capacity, or (5) any relative or spouse of the specified Person or any of the foregoing Persons, any relative of such spouse or any spouse of any such relative; provided, however, that at any time after the Closing Date, the Company and the Subsidiaries on the one hand and each Investor, and its Affiliates (other than the Company and the Subsidiaries) shall not be deemed to be Affiliates of each other.

"Best Knowledge" shall mean and include (a) actual knowledge of the Person, including, the actual knowledge of any of the officers or directors of the Company and the management of any of the facilities operated by the Company or any of its subsidiaries and (b) that knowledge which a prudent business person could have obtained in the management of his business after making due inquiry, and after exercising due diligence, with respect thereto.

"Bylaws" means the bylaws of the Company, as amended.

"Certificate of Incorporation" means the certificate of incorporation of the Company, as originally filed with the Nevada Secretary of State together with all amendments thereto.

"Closing" and **"Closing Date"** mean the consummation of the Company's sale and the Investors' purchase of the Units, and the date on which the same occurs or occurred.

"Code" means the federal Internal Revenue Code, as from time to time amended.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the $0.001 par value common stock of the Company.

"Company" shall mean the company now named **[to be disclosed at execution of this Agreement]**, a Nevada corporation which the parties intend to rename "Deli Solar (USA), Inc."

"Company Financial Statements" shall mean all of the following:
(a) the audited financial statements of the Company as of May 31, 2004 (including all schedules and notes thereto), consisting of the balance sheet at such date and the related statements of income and expenses, retained earnings, changes in financial position and cash flows for the twelve-month period then ended; and
(b) the unaudited financial statements of the Company as of August 31 and November 30, 2004 (including all schedules and notes thereto), consisting of the balance sheet at such date and the related statements of income and expenses, retained earnings, changes in financial position and cash flows for the periods then ended.
In addition to (a) and (b) above, after the date of this Agreement, the term "Financial Statements" shall include any and all interim financial statements thereafter issued.

"Deli BVI" shall mean Deli Solar Holding Co., Ltd., a British Virgin Island company.

"Deli Du" shall mean Mr. Deli Du, the chief executive office of Deli Solar.

"Deli Solar" shall mean Bazhou Deli Solar Energy Heating Co, Ltd., a company licensed to do business by the Bazhou Administration of Industry and Commerce, People's Republic of China ("PRC")

"Deli Solar Financial Statements" shall mean all of the following:
(a) the audited financial statements of Deli Solar as of December 31, 2002, December 31, 2003, and for the first calendar quarter March 31, 2004 and its unaudited financial statements for quarters ended March 31, June 30, and November 30, 2004 and for its year end 2004 (including all schedules and notes thereto), consisting of the balance sheet at such dates and the related statements of income and expenses, retained earnings, changes in financial position and cash flows for the periods then ended; and in addition to (a) above, after the date of this Agreement, the term "Deli Financial Statements" shall include any and all interim financial statements thereafter issued.

"Escrow Agent" means James M. Rae, Esq., whose office is at 330 Madison Avenue, 29th Floor, New York, NY 10017.

"Executive Summary" means the final version of the Company's executive summary submitted to each of the Investors as part of the Offering Materials.

"Holder" means an Investor (or his/her heirs or his/hers/its successors or assigns in a privately-negotiated transaction) who continues to hold either the Units or any of their underlying securities.

"Independent Public Accountants" means that firm of independent certified public accountants selected by the Company's Board of Directors.

"Investor Observer" means an observer to the Board of Directors of the Company appointed by the Investors as provided in **Section 4.12** below.

"Offering Materials" means those materials set forth on **Exhibit 1.B.** hereto

"Power Point Presentation" means the final version of the Company's power point presentation presented to each of the Investors as part of the Offering Materials.

"Public Offering" means both (i) the date of the effectiveness of any registration statement relating to the underwritten distribution Company's Common Stock which is filed by the Company under the '33 Act, and (ii) the process of distributing such common stock to the public.

"Registration Rights Agreement" means an agreement to register the Shares issed to the Investors in form attached hereto as **Exhibit 6.17.**

"Stock Certificate" shall mean a certificate to represent Shares of the Company's common stock (par value $0.001 each).

"Shares" means any shares of the Company's Common Stock, par value $0.001.

"Stock Contribution Agreement" shall mean the agreement of even date between the Company and Mr. Deli Du relating to the exchange of all the outstanding equity of Deli Solar·Holding Co, Ltd. for Shares of the common stock (par value $0.001 each) of the Company **(Exhibit 1.A hereto)** .

"Stock Purchase Agreement" shall mean the agreement of even date by and among the Company, Mr. Deli Du and Halter Capital Corporation. **(Exhibit 1.B hereto)**

"Subscription Agreement" means the subscription agreement executed by each Investor with respect to their purchase of the Units, the terms of which are incorporated herein and made a part hereof.

"Subsidiary" or **"Subsidiaries"** of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

"2004 Management Forecasts" shall mean the financial forecasts of operations of Deli Solar heretofor delivered to the Investors for the year 2004.

"2005 Plan" means a management stock option plan or plans which the Company might adopt pursuant to which the Company may authorize and set aside shares for issuance to management, subject to the limitations set forth in Section 4.19 below.

"Unit" shall mean sixty (60) Shares of the Common Stock (par value $0.001 each) of the Company and one (1) Warrant, each to purchase forty-eight (48) Shares of such Common Stock.

"Warrant Agreement" shall mean the terms and conditions set forth in the Warrant Certificate in form attached hereto as **Exhibit 1.C.** which shall be issued to the respective Investors at Closing.

"Warrants" shall mean the warrants comprising part of the Units to purchase Shares upon terms set forth in this Agreement and in the Warrant Certificate.

"Warrant Certificate" shall mean a certificate representing Warrants.

The neuter, masculine and feminine genders, and singular and plural shall be used interchangeably, as appropriate.

The words "herein," "hereof," "hereunder," and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection.

ARTICLE II : PURCHASE AND SALE TERMS

Section 2.1 Purchase and Sale. Subject to the terms of this Agreement, the Company shall issue and sell to the Investors and each Investor shall purchase from the Company at the Closing the number of Units at the aggregate purchase price set forth opposite their respective names in **Exhibit 2.1** hereto. The obligation of each Investor to purchase is several and not joint.

Section 2.2. Payment. Each of the Investors shall pay the purchase price of the Units purchased by it in full at the Closing in Acceptable Currency.

Section 2.3. Transfer Legends and Restrictions. The transfer of the Shares and Warrants shall be restricted in accordance with the terms hereof. Each certificate evidencing the Shares and the Warrants, including any certificate issued to any transferee thereof, shall be imprinted with legends in substantially the following form (unless otherwise permitted under this Section or unless such Shares and Warrants shall have been effectively registered and sold under the '33 Act and the applicable state securities laws):

"THESE SHARES [WARRANTS AND UNDERLYING SHARES] HAVE NOT BEEN REGISTERED UNDER THE '33 ACT. THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I)

A REGISTRATION STATEMENT FOR THE SHARES UNDER THE '33 ACT IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE '33 ACT. TRANSFER OF THESE SHARES IS FURTHER RESTRICTED AS PROVIDED IN THE CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT DATED MARCH 31, 1994, A COPY OF WHICH IS AVAILABLE AT THE COMPANY'S OFFICES."

The Holder of any Shares or Warrants by acceptance thereof agrees, so long as any legend described in this Section shall remain on the certificates evidencing the Shares or Warrants, prior to any transfer of any of the same (except for a transfer effected pursuant to an effective registration statement under the '33 Act or in compliance with Rule 144 or Rule 144A thereunder), to give written notice to the Company of such Holder's intention to effect such transfer and agrees to comply in all material respects with the provisions of this Section. Such notice, if required, shall describe the proposed method of transfer of the Shares in question. Upon receipt by the Company of such notice, if required, and if in the opinion of counsel to such Holder, which opinion shall be reasonably satisfactory to the Company, the proposed transfer may be effected without registration under the '33 Act in compliance with Section 4(2) or Rules 144 or 144A thereunder and under applicable state securities laws, then the proposed transfer may be effected; provided, however, that in the case of any Holder which is a partnership, no such opinion of counsel shall be necessary for a transfer by such partnership to a partner of such partnership, or a retired partner of such partnership who retires after the date such partnership became a Holder, or the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section to the same extent as if such transferee were originally a signatory to this Agreement. Upon receipt by the Company of such opinion and of such agreement by the transferee to be bound by this Section, the Holder of such Shares or Warrants shall thereupon be entitled to transfer the same in accordance with the terms of the notice (if any) delivered by such Holder to the Company. Each certificate evidencing the Shares or Warrants issued upon any such transfer shall bear the legend set forth in this Section. Upon the written request of a Holder of the Shares, the Company shall remove the foregoing legend from the certificates evidencing such Shares and issue to such Holder new certificates therefor, free of any transfer legend if, with such request, the Company shall have received an opinion of counsel selected by the Holder, such opinion to be reasonably satisfactory to the Company, to the effect that any transfers by said Holder of such Shares or Warratns may be made to the public without compliance with either Section 5 of the '33 Act or Rule 144 thereunder and applicable state securities laws. In no event will such legend be removed if such opinion is based upon the "private offering" exemption of Section 4(2) of the '33 Act.

ARTICLE III : REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Exhibits furnished pursuant to this Agreement, the Company represents and warrants to the Investors, at and as of the Closing that:

Section 3.1. Corporate Existence. The Company is a corporation duly incorporated, validly existing and in good standing under Nevada law and has unconditional power and authority to conduct its business and own its properties as now conducted and owned. **Exhibit 3.1.1** is a true copy of the Certificate of Incorporation, with all amendments. The Company is qualified as a foreign corporation to do business in all jurisdictions in which the nature of its properties and business requires such qualification. Deli Solar is a company licensed to do business by the Bazhou Administration of Industry and Commerce (People's Republic of China) with power and authority to conduct its business and own its properties as now conducted and owned. **Exhibit 3.1.2** is a letter of the DeHeng Law Office, Beijing, PRC, attesting to its incorporation and incumbency of its officers and directors.

Section 3.2. Power and Authority. The Company has unconditional power and authority, and has taken all required corporate and other action necessary (including stockholder approval, if necessary) to permit it to own and hold properties to carry on its current business, to execute and deliver this Agreement, to issue and sell the Units and their underlying securities as herein provided and otherwise to carry out the terms of this Agreement and all other documents, instruments, or transactions required by this Agreement, and none of such actions will violate any provision of the Company's Bylaws or Certificate of Incorporation, or result in the breach of or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound or result in the creation or imposition of any material lien, claim or encumbrance on any Company asset. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery hereof by the Investors) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. No event has occurred and no condition exists which would constitute a violation of this Agreement. Neither this Agreement nor any other gives any person rights to terminate any agreements with the Company or otherwise to exercise rights against the Company.

Section 3.3. Financial Condition. The Company has previously furnished to the Investors the Deli Solar Financial Statements, which, together with the footnotes thereto, are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of the Company as of the dates specified. The Company Financial Statements are in accordance with the books and records of the Company as of the dates and for the periods indicated, present fairly the financial position, results of operations, shareholders' equity and changes in financial position of such corporations as of the respective dates and for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as described in such statements, notes thereto and reports).

Section 3.3.1. Absence of Undisclosed Liabilities. The Company has no material liabilities (matured or unmatured, fixed or contingent, which are not fully reflected or provided for on the balance sheet of the Company as at the Financial Statement Date), or

any material loss contingency (as defined in Statement of Financial Accounting Standards No. 5) whether or not required by GAAP to be shown on the Balance Sheets, except (i) continuing obligations to perform under commitments set forth in the **Stock Contribution Agreement**, (ii) tax and related liabilities due and specifically set forth in **Exhibit 3.3.1**, which liabilities shall be fully paid concurrently with the Closing as provided **in Exhibit 3.3.1**, and (iii) other liabilities as set forth in **Exhibit 3.3.1**.

Section 3.3.2. Taxes. For all periods ended on or prior to the Financial Statement Date, the Company has accurately completed and filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the Internal Revenue Service, the State of Delaware, any other states or governmental subdivisions and all foreign countries and has paid, or made adequate provision in the Financial Statements dated the Financial Statement Date for the payment of, all taxes, interest, penalties, assessments or deficiencies shown to be due (or, to the knowledge of the Company, claimed by such authority or jurisdiction to be due) on or in respect of such tax returns and reports. The Company [and the Founders] know[s] of (a) no other federal, Nevada, state, county, municipal or foreign taxes which are due and payable by the Company which have not been so paid; (b) no other federal, Nevada, state, county, municipal or foreign tax returns or reports which are required to be filed which have not been so filed; and (c) no unpaid assessment for additional taxes for any fiscal period or any basis thereof; except for taxes which are due and are specifically set forth in **Exhibit 3.3.2** hereto but which shall be paid in full concurrently with the Closing as provided in **Exhibit 3.3.2.** Proper and accurate amounts have been withheld by the Company from its employees for all periods in compliance with the tax, social security and any employment withholding provisions of applicable federal and state law. Proper and accurate, in all material respects, federal and state returns have been filed by the Company for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or provision therefor included on the books of the Company in accordance with and to the extent required by GAAP. The Company has not made any election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

Section 3.3.3. Subsidiaries. Exhibit 3.3.3 hereto sets forth a list of all Subsidiaries of the Company. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as stated on the said **Exhibit 3.3.3**; has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified as a foreign corporation in all jurisdictions in which it is required to be so qualified. Each Subsidiary is wholly owned by the Company and no Person has any right to participate in, or receive any payment based on any amount relating to, the revenue, income, value or net worth of the Subsidiaries or any component or portion thereof, or any increase or decrease in any of the foregoing.

Section 3.4. No Material Adverse Change. Except with respect to the transactions referenced in the Stock Contribution Agreement that are to occur simultaneously with the transactions contemplated hereunder, since November 30 2004, there has been no material adverse change in the financial or other condition, properties or business operations of the Company.

Section 3.5. Absence of Certain Changes. Except as set forth in **Exhibit 3.5**, since November 30, 2004, in the case of the Company, and since March 31, 2004, in the case of Deli Solar, as to each there has not been:

(a) any material adverse change in the condition (financial or otherwise), assets, liabilities, business or business prospects of the Company or Deli Solar (other than normal operating losses incurred in the ordinary course of business);

(b) any damage, destruction or loss of any of the properties or assets of the Company or Deli Solar whether or not covered by insurance) materially adversely affecting the business or business prospects of the Company or Deli Solar;

(c) any dividend, declaration, setting aside or payment or other distribution in respect of any of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company or Deli Solar except as set forth in **Section 9.2** below;

(d) any labor dispute, or any other event, development, or condition, of any character, or threat of the same, materially adversely affecting the business or business prospects of the Company or Deli Solar;

(e) any material asset or property of the Company or Deli Solar made subject to a lien of any kind;

(f) any material liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Company or Deli Solar, other than current material liabilities or obligations incurred in the ordinary course of business;

(g) any waiver of any valuable right of the Company or Deli Solar, or the cancellation of any material debt or claim held by the Company or Deli Solar;

(h) any issuance of any stock, bonds or other securities (including options, warrants or rights) of the Company or Deli Solar or any agreements or commitments respecting the same (except as contemplated to take place simultaneously with the Closing hereunder);

(i) any sale, assignment or transfer of any material tangible or intangible assets of the Company or Deli Solar except with respect to tangible assets in the ordinary course of business and as set forth in **Section 9.2** below;

(j) any loan by the Company or Deli Solar to any officer, director, employee or stockholder of the Company or Deli Solar, or any agreement or commitment therefor; or

(k) any extraordinary increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company or Deli Solar.

(l) any cancellation or compromise of any debt or claim, except in the ordinary course of business and consistent with past practice;

(m) any waiver or release of any rights of material value;

(n) any transfer or grant of any material rights under any concessions,

leases, licenses, agreements, patents, inventions, trademarks, trade names, servicemarks or copyrights or with respect to any know-how, except for transfer of patents and inventions to a Subsidiary of the Company as set forth in **Section 9.2** below;
(o) any wage or salary increase applicable to any group or classification of employees generally (other than in connection with the general salary plan of the Company), any employment contract with any officer or employee or made any loan to, or any material transaction of any other nature with any officer or employee of the Company;
(p) any material transaction, contract or commitment, except contracts listed, or which pursuant to the terms hereof are not required to be listed, on **Exhibit 3.4** hereto, and except this Agreement and the transactions contemplated hereby;
(q) any change in its accounting methods or practices.

Section 3.6. Litigation. There are no suits, proceedings or investigations pending or threatened against or affecting the Company or Deli Solar or an officer of the Company or Deli Solar which could have a material adverse effect on the business, assets, or financial condition of the Company or Deli Solar or the ability of any officer to participate in the affairs of the Company or Deli Solar, or which concern [in any material way] the transactions contemplated by the Agreement. The foregoing includes, without limiting its generality, actions pending or threatened (or any basis therefor known to the Company or Deli) involving the prior employment of any employees or currently contemplated prospective employees of the Company or Deli Solar or their use, in connection with the business of the Company, of any information or techniques which might be alleged to be proprietary to their former employer(s).

Section 3.6.1. Conflict of Interests. Neither the Company nor any officer, employee, agent or any other person acting on behalf of the Company has, directly or indirectly,given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or other Person who was, is, or may be in of a position to help or hinder the business of the Company (or assist in connection with any actual or proposed transaction) which (a) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in the Financial Statements, or (c) if not continued in the future, might materially adversely affect the assets, business, operations or prospects of the Company.

Section 3.7. Licenses; Compliance with Laws, Other Agreements, etc. The Company has all franchises, permits, licenses, and other rights which it currently deems necessary for the conduct of its business [and it knows of no basis for the denial of such rights in the future]. The Company is not in [material] violation of any order or decree of any court, or of the provisions of any contract or agreement to which it is a party or by which it may be bound, or, to its knowledge, of any law, order, or regulation of any

governmental authority, and neither this Agreement nor the transactions contemplated hereby will result in any such violation.

Section 3.7.1. Intellectual Property Rights and Government Approvals. Included in **Exhibit 3.7.1** is a true and complete list and summary description of all patents, trademarks, service marks, trade names, copyrights (which have been filed with the federal copyright authorities) and rights or licenses to use the same, and any and all applications therefor, presently owned or held by the Company. To the Founders' knowledge (the Company making this representation and warranty without such qualification), such patents, trademarks, service marks, trade names, copyrights and rights or licenses to use the same, and any and all applications therefor, as well as all trade secrets and similar proprietary information owned or held by the Company, are all that are required to enable the Company to conduct its business as now conducted, and the Company believes that it either now owns, has the right to use, possesses or will be able to obtain possession of or develop, and (with respect to its trade secrets and similar proprietary information) has provided adequate safeguards and security for the protection of, all such rights which it will require to conduct its business as proposed to be conducted as described in the Offering Memorandum. Neither the Company nor any of the Founders has received any formal or informal notice of infringement or other complaint that the Company's operations traverse or infringe rights under patents, trademarks, service marks, trade names, trade secrets, copyrights or licenses or any other proprietary rights of others, nor do the Company or the Founders have any reason to believe that there has been any such infringement. No person affiliated with the Company has wrongfully employed any trade secrets or any confidential information or documentation proprietary to any former employer, and no person affiliated with the Company has violated any confidential relationship which such person may have had with any third party. The Company has and will have full right and authority to utilize the processes, systems and techniques presently employed by it in the design, development and manufacture of its present products and all of its other products contemplated by the Offering Memorandum and all rights to any processes, systems and techniques developed by any employee or consultant of the Company have been and will be duly and validly assigned to the Company. No royalties, honorariums or fees are or will be payable by the Company to other persons by reason of the ownership or use by the Company of said patents, trademarks, service marks, trade names, trade secrets, copyrights or rights or licenses to use the same or similar proprietary information, or any and all applications therefor. The Company has all material governmental approvals, authorizations, consents, licenses and permits necessary or required to conduct its business as described in the Offering Memorandum. Each Founder for himself (and the Company to its knowledge with respect to all Founders) represents and warrants that no Founder, no associate of any Founder nor any other employee of the Company owns nor holds, directly or indirectly, any interests in any patents, trademarks, service marks, trade names, trade secrets, copyrights, licenses, inventions, any and all applications therefor, or any other proprietary rights used or currently contemplated to be used by the Company.

Section 3.7.2. Government Approvals. Except as may be required by any

state "blue sky" laws, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency, regulatory authority or political subdivision thereof, any securities exchange or any other Person is required in connection with the execution, delivery or performance by the Company of this Agreement or the business of the Company or any of its Subsidiaries in order to consummate the transactions contemplated in this Agreement. All such material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations have been obtained or made, as the case may be, and are in full force and effect and are not the subject of any pending or, to the knowledge of the Company, threatened attack by appeal or direct proceeding or otherwise.

Section 3.8. Ownership and Status of Stock. Exhibit 3.8 sets forth (i) the number and par value of the shares of stock that the Company is currently authorized to issue and has issued, (ii) the record owners of such shares as of a date within five (5) days of the date of Closing and (iii) a pro forma schedule of the new ownership of such shares of stock of the Company, including those to be owned by the Investors and by Deli Du and his associates, immediately succeeding the Closing. All the outstanding Common Stock is, and upon issuance and payment therefor in accordance with the terms of this Agreement, of the Units all of the outstanding Shares then issued will be, validly issued, fully paid and nonassessable. All the outstanding Shares have been issued in full compliance with applicable law. None of the Shares are held in the Company's treasury. The Shares are not entitled to cumulative voting rights, preemptive rights, antidilution rights and so-called registration rights under the '33 Act, except as otherwise provided in this Agreement or in the powers, designations, rights and preferences of the Warrants. Except for the Warrants to be issued with the Units the Company has outstanding no option, warrant or other commitment to issue or to acquire any shares of its capital stock, or any securities or obligations convertible into or exchangeable for its capital stock, nor, except as contemplated hereby, has it given any person any right to acquire from the Company or sell to the Company any shares of its capital stock. Except as provided herein and in the Stock Contribution Agreement and the Stock Purchase Agreement, there is, and immediately upon consummation of the transactions contemplated hereby there will be, no agreement, restriction or encumbrance with respect to the sale or voting of any shares of capital stock of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities). Except as set forth in this Agreement, the Stock Purchase Agreement and the Stock contribution Agreement, the Company has no obligation to register any of its presently outstanding securities or any of its securities which may thereafter be issued under the Act of 1933, as amended (the "'33 Act").

Section 3.9. Brokers, etc. a. The Company has not dealt with any broker, finder, or other similar person in connection with the offer or sale of the Units and the transactions contemplated by this Agreement, and the Company is not under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions.

b. Except as to an engagement agreement between Deli Solar and Kuhns Brothers, Inc. and its subsidiaries, Kuhns Bros. & Co., Inc. and Kuhns Brothers Securities Corporation,

dated August 12, 2004, with respect to advisory and investment banking services, neither Deli BVI nor Deli Solar has dealt with any broker, finder, or other similar person in connection with the offer and sale of the Units and transactions contemplated by this Agreement.

Section 3.10. Private Sale. The Company has not, either directly or through any agent, offered the Units, including the Shares, the Warrants and its underlying Shares, or solicited any offers to acquire such securities from, or otherwise approached, negotiated, or communicated in respect of such securities with, any person in such a manner as to require that the offer or sale of such securities be registered pursuant to the provisions of Section 5 of the 33 Act and the rules and regulations of the Commission thereunder or the securities laws of any state, and neither the Company nor anyone acting on its behalf will take any action prior to the Closing that would cause any such registration to be required (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the securities comprising the Units under the '33 Act or the rules and regulations of the Commission thereunder) which might subject the offering, issuance or sale of the Units and the securities comprising the Units to the registration provisions of the 33 Act. The issuance of Units, and the Shares, Warrants and the Shares underlying the Warrants, are exempt from registration under the 33 Act. Any notices required to be filed under federal and state securities and blue sky laws prior to or subsequent to the Closing shall be filed on a timely basis prior to or as so required. To the best knowledge of the Company the sale of the Units shall not have been made to "nonaccredited" purchasers, as that term is used in Rule 506 of Regulation D promulgated by the Commission.

Section 3.11. Offering Materials. The Company has furnished the Investors with the Offering Materials which were prepared with reasonable care and sets forth a complete and accurate description of all plans, agreements and arrangements by which the Company may be bound and certain financial and other information concerning the Company. To the best knowledge of the Company tThe Offering Materials (whether prepared by the Company or a third party) do not contain any untrue statement of a material fact nor omit to state any material fact necessary to make the statement therein not misleading. The information contained in the Offering Materials been material to the Investors' decision to invest.

Section 3.11.1. Projections; Material Facts. In connection with the transactions contemplated by this Agreement, the Company has furnished to the Investors the Offering Materials including certain projected budgets, financial statements and forecasts, including Management Forecasts for the . Except as limited by the next sentence, to the best knowledge of the Company all statements contained in the Offering Materials are true, correct and complete in all material respects. The Company does not represent or warrant that any occurrences, developments or facts including, without limitation, projections, which the Offering Materials say will occur or eventuate after its date (or which were otherwise furnished in writing to the Investors), will in fact occur or eventuate after such date, but the Company represents and warrants that such occurrences, developments or facts, including such projections, presented therein were

prepared by the Company and its agents in good faith based on its best knowledge, information and belief. No representation or warranty by the Company contained in the Offering Materials (other than the projections), this Agreement or any other written statement, information, material or certificate furnished or to be furnished to the Investors pursuant hereto or in connection with the transactions contemplated hereby by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein not misleading, when all are taken together as a whole (it being understood that, in the event of any inconsistency between this Agreement and any other writings, this Agreement shall control). The Company knows of no information or fact which has or would have a material adverse effect on the financial condition, business or business prospects of the Company which has not been disclosed to the Investors. Since the respective dates as of which information is given in the Offering Materials, the Company knows of no material adverse change in the business, business prospects, property, condition or results of operations of the Company.

Section 3.12. Investigation. It shall be no defense to an action for breach of this Agreement that the Investors or their agents have (or have not) made investigations into the affairs of the Company or that the Company could not have known of the misrepresentation or breach of warranty. Damages for breach of a representation or warranty or other provision of this Agreement shall not be diminished by alleged tax savings resulting to the complaining party as a result of the loss complained of.

Section 3.13. Section 83(b) Elections. To the best of the Company's knowledge, all elections and notices required by Section 83(b) of the Code and any analogous provisions of applicable state tax laws have been timely filed by all individuals who have purchased shares of the Company's Common Stock and the Company has been notified of the same and will be so notified in the future.

Section 3.14. [intentionally omitted]

Section 3.15. Contracts and Commitments, etc. Except as set forth in **Exhibit 3.15,** the Company is not a party to any written or oral contract or commitment not made in the ordinary course of business and, whether or not made in the ordinary course of business, the Company is not a party to any written or oral (i) contract or commitment with any labor union, (ii) contract or commitment for the future purchase of fixed assets, materials, supplies, or equipment involving an amount in excess of $25,000, (iii) contract of commitment for the employment of any officer, individual employee or other person on a fulltime basis or any contract with any individual on a consulting basis, (iv) bonus, pension, profit-sharing, retirement, stock purchase, stock option, or extraordinary hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others, (v) agreements, indentures or commitments relating to the borrowing of money or to the mortgaging, pledging or otherwise placing of a lien on any assets of the Company, (vi) guaranty of any obligation for borrowed money or otherwise, (vii) lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real

or personal, owned or controlled by the Company, (viii) agreement or other commitment for capital expenditures in excess of $25,000 in the aggregate, (ix) contract or agreement under which the Company is obligated to pay any broker's fees, finder's fees or any such similar fees to any third party, (x) contract, agreement or commitment under which the Company has issued, or may become obligated to issue, any shares of capital stock of the Company, or any warrants, options, convertible securities or other commitments pursuant to which the Company is or may become obligated to issue any shares of its Common Stock, or (xi) any other contract, agreement, arrangement or understanding which is material to the business of the Company or which is material to a prudent investor's understanding of the business of the Company. The Company has furnished to counsel for the Investors true and correct copies of such agreements and other documents requested by the Investors or their authorized representatives.

Section 3.16. Employee Benefit Plans. Employee Benefit Plans. **Exhibit 3.16** hereto sets forth a list of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company (the "Retirement Plans"). Neither the Company nor any entity which is treated as a single employer along with the Company under Section 414(b), (c), (m) or (o) of the Code maintains or contributes to, or has ever maintained or contributed to, or been required to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA. **Exhibit 3.16** hereto also sets forth a list of each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and each other employee benefit plan, program, arrangement, practice or contract, whether formal or informal, maintained by the Company providing benefits or compensation to or on behalf of employees or former employees of the Company (the "Benefits Plans"). The Retirement Plans and Benefit Plans are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and the Retirement Plans are qualified under Section 401(a) of the Code. No contributions are required to be made by the Company to any Retirement Plan and all other liabilities with respect to any Retirement Plan or Benefit Plan shall have been satisfied prior to or on the Closing Date. The Company has filed or caused to be filed all reports required to be filed by it with the Internal Revenue Service or the Department of Labor under applicable provisions of ERISA and the Code with respect to each of the Retirement Plans and Benefit Plans. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Retirement Plan subject to Title IV of ERISA that has not been satisfied in full.

Section 3.16.1. Employee Benefit Plans and Employment Agreements. Except as listed on **Exhibit 3.16** hereto, the Company is not a party to nor participates or has participated in (a) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plan or agreement whether legally binding or not, (b) any plan providing for "fringe benefits" to its employees, including but not limited to vacation, sick leave, medical, hospitalization, life insurance and other insurance plans, and related benefits, (c) any employment agreement not terminable on 30 days (or less) written notice, or (d) any other "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security

Act of 1974 ("ERISA")). True, correct and complete copies of all documents with respect to the plans and agreements referred to in Exhibit 3.16 and all related summary plan descriptions have been delivered to counsel to the Investors. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements or plans listed in this Section. Company is in full compliance with the applicable provisions of ERISA (as amended by the Omnibus Budget Reconciliation Act of 1987, the Tax Reform Act of 1986, Retirement Equity Act of 1984, the Deficit Reduction Act of 1984, and the Tax Equity and Fiscal Responsibility Act of 1982) and the regulations and published authorities thereunder with respect to all such employee benefit plans. The Company is in full compliance with all other statutes, orders or governmental rules and regulations applicable to such plans. The Company has performed all of its obligations under all such plans. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against such plans or the assets of such plans, and to the best knowledge of the Company, no facts exist which could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans.

Section 3.16.2. Pension and Profit-Sharing Plans. The Company has no pension or benefit plans.

Section 3.17. Environmental Liabilities. The Company has not caused or allowed, nor has it contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substance (as defined below) in connection with the operations of its business or otherwise. The Company, together with any real property that it owns, leases, or otherwise occupies or uses and the operations of its business (the "Premises") are in compliance with all applicable Environmental Laws (as defined below) and orders or directives or any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceedings, claims or lawsuits, from any person, entity or governmental authority arising out of the ownership or occupation of the Premises or the conduct of its operations, nor is it aware of any basis therefor. The Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by any Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance with all such permits, licenses and approvals. The Company has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises nor, to its best knowledge, has the Premises or any property at or near the Premises ever been subject to a release, or a threat of release, of any Hazardous Substance. For purposes of this Agreement, the term "Environmental Laws" shall mean any federal, state or local law, ordinance or regulation pertaining to the protection of human health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., Emergency

Planning and Community Right-to-Know Act, 42 U.S.C. §§ 11001 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq. For purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls and urea formaldehyde, and any other materials classified as hazardous or toxic under any Environmental Laws.

ARTICLE IV : COVENANTS OF THE COMPANY

Section 4.1. Accounts and Reports. Unless such documents shall have been previously filed with the Commission as required under the 33 Act or 34 Act, for a period of three (3) years from the date hereof the Company shall furnish to each Holder copies of the following certificates, filings and reports:

(a) (i) Annual Reports. Financial Statements of the Company and its Subsidiaries on a consolidated basis as soon as available, and in any event within 90 days after the end of each fiscal year; and

(ii) Quarterly Reports. Unaudited Financial Statements of the Company, on a consolidated basis, as soon as available, and in any event within 45 days after the end of each of the first three quarters of each fiscal year.

All such statements shall set forth in comparative form the figures for the corresponding periods of the preceding fiscal year, and shall be prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied.

(b) Certifications. All financial statements referred to in section (a) above, if not certified by the Company's Independent Public Accountants, shall be certified as accurate and complete in all material respects (subject to normal year-end adjustments) by the chief executive and chief financial officers of the Company and shall be presented in form comparative to the similar period of the preceding year. If for any period the Company has any subsidiary or subsidiaries whose accounts are consolidated with those of the Company, then in respect of such period all such financial statements will be the consolidated financial statements of the Company. Without the Company's express consent, and unless the financial statements are filed by the Company with the Commission the recipient will make no use or disclosure of the financial statements except in connection with evaluating its investment in the Company.

(c) Subject to constraints that may from time to time exist by law, including the provisions of the 33 Act and 34 Act and the regulations promulgated thereunder, the Company shall cause its management, upon request of any of the Investors, to conduct quarterly conference calls with the Investors to discuss financial results and the operations of the Company and Deli Solar; and the Company shall retain

research/investor relations professionals to assist in the dissemination of the Company's financial results.

(d) Other Information. Upon the reasonable request of a Holder, the Company will deliver to such Holder other information and data, not proprietary in nature (in the good-faith judgment of the Company), pertaining to its business, financial and corporate affairs to the extent that such delivery will not violate any then applicable laws (including the 33 Act and the 34 Act) and any contracts of the Company with third persons. The Company will permit any person designated by a Holder in writing, at the expense of such Holder, to visit and inspect any of the properties of the Company, including its books of account, and to discuss its affairs, finances, and accounts with the Company's officers or directors, all at such reasonable times and as often as a Holder may reasonably request, all in a manner consistent with the reasonable security and confidentiality needs of the Company, provided that the Company shall be under no such obligation (i) with respect to information deemed in good faith by the Company to be proprietary or (ii) if the Company's board of directors reasonably believes such visit, inspection, or discussion would violate applicable laws or any contract with third persons.

Section 4.2. Use of Proceeds. The Company shall use the proceeds of the sale of the Units the purposes set forth in the Executive Summary.

Section 4.3. Exhibits. The Company will furnish all Exhibits and other attachments or enclosures to this Agreement at the scheduled Closing Date.

Section 4.4. Rule 144. The Investors recognize that the provisions of Rule 144 under the 33 Act are not presently applicable to the Units and their underlying securities. The Company covenants that (a) at all times the Company will comply with the reporting requirements under Section 15(d) of the 34 Act and the current public information requirements of Rule 144(c)(1) under the 33 Act; and (b) at all such times as Rule 144 is available for use by the Investors, the Company will furnish any Investor upon request with all information within the possession of the Company required for the preparation and filing of Form 144.

Section 4.5. Maintenance of Corporate Existence. Unless otherwise determined by the Board of Directors of the Company, each of the Company and its Subsidiaries will preserve, renew and keep in full force and effect, its corporate existence, qualification in requisite jurisdictions and rights and privileges necessary or desirable in the normal conduct of its business.

Section 4.6. Governmental Consents. The Company will obtain all consents, approvals, licenses and permits required by federal, state, local and foreign law to carry on its business.

Section 4.7. Further Assurances. The Company will cure promptly any defects in

the creation and issuance of the Shares and the Warrants, and in the execution and delivery of this Agreement. The Company, at its expense, will promptly execute and deliver promptly to each Investor upon request all such other and further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and will make any recordings, file any notices, and obtain any consents as may be necessary or appropriate in connection therewith.

Section 4.8. Limitation of Option Grants. The Company will not issue or sell more than an aggregate of ten percent (10%) shares of Common Stock of the Company then outstanding under the 2005 Option Plan to employees, officers and/or directors of, and/or consultants to, the Company or any subsidiary of the Company pursuant to the exercise of options granted under the Company's stock option plans or pursuant to other stock incentive arrangements (including, but not limited to, so-called "restricted stock").

Section 4.9. Auditor. The Company shall retain a firm of certified public accountants of established reputation to audit its books and records at least annually.

Section 4.10 Audit Escrow. (a) At the Closing the Company shall, pursuant to an Audit Escrow Agreement I form attached as **Exhibit 4.10** hereto, deposit with Escrow Agent in an escrow account designated by him with a nationally-chartered bank in New York City an amount equal to fifty percent (50%) of the net proceeds received for the sale of the Units (i.e. net of all payments made by the Company for closing costs, related fees and disbursements, including advisory and legal fees, and costs incurred by the Company, Deli Solar, Deli BVI or Mr. Deli Du in connection with acquisition by any of them of control of the Company), estimated to be about $2,500,000, pending receipt by the Company and the Investors of the audited financial statements of Deli Solar substantially in the form of the Deli Financial Statements but for the annual period ended December 31, 2004 (the "2004 Audited Statements"). If the 2004 Audited Statements are not delivered to the Investors prior to March 31, 2005, the parties to the covenants contained in this **Section 4.10** shall use their best reasonable efforts to arrive at settlement agreement calling for (a) a distribution of a portion of the cash in the Audit Escrow to be delivered to the Investors, (b) the transfer of portion of the shares of common stock of the Company held by Deli Du to the Investors, (c) or both.

b. In the 2004 Audited Statements have not been received by the Investors prior to April 15, 2005, and in the event the parties to this **Section 4.10** do not agree upon a settlement as proved in paragraph a. above, then the Escrow Agent shall be instructed by the Investors to deliver the entirety of the esrowed funds, less the fees of Escrow Agent per the Audit Escrow, back to the Investors.

c. If the 2004 Audited Statements are received by the Investors prior to April 15, 2005, then the Company and the Investors shall, upon such receipt, instruct the Escrow Agent to remit the escrowed funds, net of his fees and subject to the provisions of paragraph d. below, back to the Company.

4.11. Share Escrow Agreement. Covenants of Deli Du. The Company and Deli Du do hereby covenant as follows; and exclusively for purposes of this **Subsection 4.11** Mr. Du has executed this Agreement:

a. **Share Escrow.** (i) Deli Du shall at the Closing deliver stock certificates representing 10% of his equity interest in the Company (the "Escrowed Shares") accompanied by executed blank stock powers to James M. Rae, Esq., as escrow agent pursuant a Share Escrow Agreement which the Company and Mr. Du shall execute at Closing, in form attached as **Exhibit 4.11** hereto.

(ii) In the event the 2004 Audited Statements are received by the Investors prior to April 15, 2005, and the Company meets at least 90% of its Management Forecasts for each of the periods ended December 31, 2005 and December 31, 2006 (i.e. at least $3.15 million Net Income for calendar year 2005 and $5.68 Net Income for calendar year 2006), the escrow agent shall return the share certificates and stock powers to Mr. Du.

(iii) In the event the 2004 Audited Statements are received by the Investors prior to April 15, 2004, but Net Income for the year 2005 is less than 90% of Management Forecast, then escrow agent shall, upon , instructions from Investors, deliver 50% of the Escrowed Shares to the Investors; if Net Income for both years 2005 and 2006 is less than 90% of Management Forecasts for the particular year the escrow agent shall, upon instructions from the Investors, deliver the certificates for the balance of the Escrowed Shares to the Investors; and if the Net Income for the year 2005 is at least 90% of Management Forecasts for that year but the Net Income for the year 2006 is less than 90% of the Management Forecasts, upon instruction of the Investors, the escrow agent shall return certificates, each representing 50% of the shares held, to Mr. Du and to the Investors, respectively.

(iv) In the event the 2004 Audited Statements are not received by the Investors prior to April 15, 2004, the certificates representing the Escrowed Shares shall, upon instructions from Investors, be released to the Investors by Escrow Agent.

(v) The Investors shall have demand registration rights under the 33Act as to all Escrow Shares received pursuant to the Share Escrow Agreement.

b. Mr. Du and his associates shall contribute or cause to be contributed to the Company all the outstanding equity of Deli BVI simultaneously with the Closing hereunder for approximately Twenty-four millions (24,000,000) shares of the Company's common stock (par value $0.001 per share).

c. Except as otherwise expressly provided in this Agreement, Mr. Du shall not, and shall cause his associates not, to sell, transfer, hypothecate or otherwise dispose of any of the app. 24,000.000 shares of common stock in the Company held by them for a period continuing from the date of Closing to twelve (12) months following the date such class of securities becomes eligible for listing on either the American Stock Exchange or NASDAQ Small Cap, or for eighteen (18) months, whichever is earlier.

4.12. Investor Observer. The Company will permit the Investors to appoint a representative for the Investors to attend all meetings of the Board of Directors of the Company, and shall, upon the written request of an Investor, provide him or it with such notice of and other information with respect to such meetings as are delivered to the directors of the Company. Upon the written request of any such Investor representative, the Company shall notify such representative, within ten (10) days thereafter of the taking of any written action by the Board of Directors of the Company in lieu of a meeting thereof. Any such representative exercising this right shall maintain the confidentiality of all financial, confidential and proprietary information of the Company acquired by them in exercising such rights. The Company shall be entitled not to send such information to the representative should Company's legal counsel advise that dissemination of such information might violate federal or state securities laws.

ARTICLE V:
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each of the Investors severally represents and warrants to the Company, at and as of the Closing that:

Section 5.1. Power and Authority. Such Investor has full power and authority and, if not an individual Investor, has taken all required corporate (or trust or partnership, as the case may be) and other action necessary to permit it to execute and deliver this Agreement, and all other documents or instruments required by this Agreement, and to carry out the terms of this Agreement and of all such other documents or instruments.

Section 5.2. Purchase for Investment. Such Investor is purchasing the Units, inclusive of the Shares and Warrants, for investment, for its own account and not for the account of any Employee Benefit Plan and not with a view to distribution thereof, except for transfers permitted hereunder. Such Investor understands that such Shares and Warrants must be held indefinitely unless it is registered under the '33 Act or an exemption from such registration becomes available, and that such Shares and Warrants may only be transferred as provided in this Agreement.

Section 5.3. Financial Matters. Such Investor represents and warrants to the Company that it understands that the purchase of the Units involves substantial risk and that its financial condition and investments are such that it is in a financial position to hold the Shares and Warrants for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, such Shares and Warrants. In addition, by virtue of its expertise, the advice available to it and previous investment experience, such Investor has extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement. Such Investor represents that it is an "accredited investor" as that term is defined in Regulation D promulgated under the '33 Act. During the negotiation of the transactions contemplated herein, the

Investor and its representatives have been afforded full and free access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers and employees concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein.

Section 5.4. Brokers, etc. Such Investor has dealt with no broker, finder, commission agent, or other similar person in connection with the offer or sale of the Units, and is under no obligation to pay any broker's fee, finder's fee, or commission in connection with such transactions.

Section 5.5. Subscription Agreements. Such Investor has entered into a Subscription Agreement and all representations made by such Investor in such agreement are true.

ARTICLE VI : THE CLOSING AND CLOSING CONDITIONS

Section 6.1. The Closing. The purchase and sale of the Units shall take place at the Closing to be held at the offices of Stairs Dillenbeck Finley & Rendón, 330 Madison Avenue, 29th Floor, New York, NY 10017.. The Closing shall occur on or before March 15, 2005, or, at the Company's option, such other date not later than March 15, 2005, as the Company and a majority in interest of the Investors may designate. The obligation of each Investor to purchase the Units at the Closing shall be subject to satisfaction of the following conditions at and as of the Closing:

Section 6.2. Issuance of Certificates Representing the Shares and Warrants. The Company shall have duly issued and delivered Certificates of Common Stock and Warrant Certificates to each of the Investors for the number Shares and Warrants comprising the Units purchased by such Investor as provided in **Exhibit 2.1.**

Section 6.3. Legal Opinion from Counsel for the Company. There shall be made available to each of the Investors the written opinion of, counsel for the Company, in substantially the form attached as **Exhibit 6.3.** The Investors shall have received from counsel for the Company, a favorable opinion satisfactory to the Investors and their special counsel, dated the date of Closing, as to the matters specified in **Sections 3.1** and **3.2** hereto.

Section 6.4. Certificate of Officer of the Company. The Company shall have delivered to the Investors a certificate of its chief executive and chief financial officers, or alternatives therefor satisfactory to the Investors, dated the date of the Closing, to the effect that the representations and warranties of the Company are true at and as of the Closing as if made at and as of the Closing, and that each of the conditions in this Article 6 has been satisfied.

Section 6.5. Execution of Related Documents. The Company and the Investors shall have duly authorized and executed a Registration Rights Agreement in the form set forth as **Exhibit 6.5** hereof.

Section 6.6. Investor Review. Prior to the Closing, the lead Investor, First Wilshire Securities Management, Inc. shall have completed their review of, and shall be satisfied with their conclusions regarding, the Company's markets, business and projected operations.

Section 6.7. Restated Articles of Incorporation. The Restated Articles shall have been filed with the Secretary of State of Nevada in accordance with Nevada law.

Section 6.8. Representations and Warranties to be True and Correct. The representations and warranties contained in Article III shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent that any representations and warranties of the Company specifically apply to conditions existing at a particular date), and the Company shall have certified to such effect to the Investors in writing.

Section 6.9. Performance. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Company shall have certified to such effect to the Investors in writing.

Section 6.10. All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Investors and their special counsel, and the Investors and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

Section 6.11. Investment by Other Investors. On the Closing Date, concurrently with the purchase by such Investor, each other Investor shall have purchased and paid for Units comprising not less than eighty (80) % of the dollar amount set forth on **Exhibit 2.2** being purchased by it hereunder.

Section 6.12. Supporting Documents. If so requested by them on or prior to the Closing Date the Investors shall have received copies of the following supporting documents:
(1) (a) copies of the Certificate of Incorporation of the Company, and all amendments thereto, certified as of a recent date by the Secretary of State of the State in which the Company shall have been incorporated.
(b) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company and listing all documents of the Company on file with said Secretary
(c) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date and certifying: (1) that attached thereto is a true and

complete copy of the Bylaws of the Company as in effect on the date of such certification; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the issuance, sale, and delivery of the Units and underlying Shares and Warrants, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (b) above; and (4) the incumbency and specimen signature of each officer of the Company executing this Agreement, the stock certificate or certificates representing the Shares and ay certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (d); and (d) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Investors or their special counsel may reasonably request.

All such documents shall be satisfactory in form and substance to the Investors and their counsel.

Section 6.13. Registration Rights Agreement. The parties shall have executed the Registration Rights Agreement.

Section 6.14. Reasonable Satisfaction of Investors and Counsel. All instruments applicable to the issuance and sale of the Units and all proceedings taken in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Investors.

ARTICLE VII : MISCELLANEOUS

Section 7.1. Expenses. The Company and the Investors will each bear their own expenses, including legal fees, in connection with this Agreement.

Section 7.2. Remedies Cumulative. Except as herein provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

Section 7.3. Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commission relative to this Agreement or to the transaction contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

Section 7.4. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law,

such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 7.5. Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto whether so expressed or not.

Section 7.6. Notices. Notices required under this Agreement shall be deemed to have been adequately given if delivered in person or sent by certified mail, return receipt requested, to the recipient at its address set forth on the signature page of this Agreement or such other address as such party may from time to time designate in writing.

Section 7.7. No Waiver. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

Section 7.8. Amendments and Waivers. Except as herein provided, this Agreement may be modified or amended only by a writing signed by the Company and by all Investors (the "Required Majority")..

Section 7.9. Rights of Investors. Each Holder shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Holder shall not incur any liability to any other Holder or with respect to exercising or refraining from exercising any such right or rights.

Section 7.10. Survival of Agreements, etc. All agreements, representations and warranties contained in this Agreement or made in writing by or on behalf of the Company or the Investors in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, the Closing, and any investigation at any time made by or on behalf of any Investor. Notwithstanding the preceding sentence, however, all such representations (other than intentional misrepresentations) and warranties, but no such agreements, shall expire one year after the date of this Agreement.

Section 7.11. Construction. This Agreement shall be governed by and construed in accordance with the procedural and substantive laws of the State of New York without regard for its conflicts-of-laws rules. The Company agrees that it may be served with

process in the State of New York and any action for breach of this Agreement prosecuted against it in the courts of that State.

Section 7.12. Entire Understanding. This Agreement expresses the entire understanding of the parties and supersedes all prior and contemporaneous agreements and undertakings of the parties with respect to the subject matter of this Agreement.

Section 7.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one agreement.

Section 7.14. Remedies. The Investors will not initiate or join in any action claiming against the Company or any of its officers or directors, in whole or in part, pursuant to the Racketeers Influence Concept Organization Act or alleging a violation of any such director's or officer's duty of loyalty under the law of the state of the Company's incorporation unless an actual (versus construed or imputed) criminal act or violation is alleged in good faith to have been made by the defendant directly and personally.

Section 7.15. Assignment; No Third-Party Beneficiaries.
(a) Except in the case of an Investor as expressly set forth in this Agreement, the Agreement and the rights hereunder shall not be assignable or transferable by the Investors or the Company and any such attempted assignment shall be deemed null and void and without effect. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The assignment by Investor on a nonexclusive basis of any rights under this Agreement to any such transferee shall not affect or diminish the rights or obligations of such Investor under this Agreement and in no event shall any assignment relieve either Investor of its obligations hereunder.

(b) This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

ARTICLE VIII : TERMINATION

Section 8.1. Termination. This Agreement may be terminated at any time prior to the Closing:
(a) by mutual agreement of the Investors and the Company;
(b) by either the Company or the Investors if the Closing shall not have occurred by April 1, 2005, provided that the failure to consummate the transactions contemplated hereby is not a result of the failure by the party so electing to terminate this Agreement to perform any of its obligations hereunder.

Section 8.2. Effect of Termination. if this Agreement shall be terminated pursuant to **Section 8.1,** all obligations, representations and warranties of the parties hereto under the Agreement shall terminate and there shall be no liability, except for any breach of this Agreement prior to such termination, of any party to another party.

ARTICLE IX: POST CLOSING; COMPANY COVENANTS

Section 9.1 Amendments to Company's Articles of Incorporation. The Company shall, within 60 days of the Closing cause the Articles of Incorporation of the Company to be amended so as to provide:

a. A change of name of the Company to "Del Solar (USA), Inc."

b. A one (1) for six (6) reverse stock split which will not effect the authorized capital of the Company, but will reduce the number of outstanding Shares and Shares covered by the Warrants accordingly.

c. A provision that an affirmative 80% majority vote of its shareholders will be required approving or consenting to any action by the Board of Directors of the Company to sell all or substantially all the assets of the Company, or its issuance of debt securities as would, at the time of issuance cause the Company's long term debt to equity ratio to exceed 50%.

The Investors shall vote their respective holdings of the Company's common stock to effect such amendments.

Section 9.2 Company's Spin Off of Subsidiary.

(a) The parties hereto recognize and acknowledge that (i) the Company presently owns all the outstanding equity of a subsidiary which has entered into an Assignment and Assumption Agreement by the terms of which the Company has assigned all its ownership interest in its Intellectual property to the subsidiary and the subsidiary has, in turn, assumed all outstanding obligations of the Company has Distributors, Inc. and (ii) the Board of Directors of the Company has resolved to distribute its equity ownership in the subsidiary pro rata to its shareholders of record in February, 2005.

(b) The parties further recognize and acknowledge that the Company has committed to its former control shareholders to take the necessary steps to effect such distribution of the equity holdings of such subsidiary to the respective holders of the Company's Common Stock as of the record date.

(c) The parties further recognize and acknowledge that the Company has entered into an agreement with Halter Capital Corporation of Dallas, Texas, by the terms of which it has been given "piggy back rights" to register the shares of the Company's common stock with the Commission pursuant to the provisions of the 33 Act at such time as the Company undertakes such a registration of its Shares other than those issued under an employee compensation/incentive plan.

Section 9.3 Anti–Dilution.

(a) In case the Company shall issue, at any time prior to the earlier of (a) three (3) years from the Date of Closing or (b) the effective date of a registration under the 33 Act of the Shares being issued to, and then held by, Investors hereunder (exclusive of Shares underlying the Warrants), (i) additional shares of Common Stock (otherwise than upon conversion or exchange of securities or obligations convertible into or exchangeable for, or upon the exercise of rights, warrants or options entitling the holders thereof to subscribe for or purchase, shares of Common Stock) for a cash consideration per share which is less $0.58333 per share of Common Stock on the date the Company entered into a written agreement to issue such additional shares (or on the date of issuance thereof if there was no such written agreement), (ii) securities or obligations convertible into or exchangeable for shares of Common Stock at a price per share less than $0.58333 per share of Common Stock on the date the Company entered into a written agreement to issue such securities or obligations (or on the date of issuance thereof if there was no such written agreement), (iii) additional shares of Common Stock in exchange for property, services or other value (other than cash) having an aggregate fair market value (as determined by the Board of Directors whose determination shall be conclusive) less than $0.58333 per share of Common Stock on the date the Company entered into a written agreement to effect such exchange (or the date of issuance of such additional shares if there was no such written agreement), multiplied by the number of such additional shares, of (iv) rights, warrants or options entitling the holders thereof to subscribe for or purchase per share of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or conversion price per share) less than $0.58333 per share of Common Stock on the date the Company entered into a written agreement to issue such rights, warrants or options (or the date of issuance or grant thereof if there was no such agreement), (the aggregate cash consideration for the additional shares referred to in clause (i), above, the aggregate conversion or exchange price of the securities or obligations referred to in clause (ii), the aggregate conversion or exchange price of the securities or obligations referred to in clause (iii), or the aggregate price (or conversion price) determined pursuant to clause (iv) of the rights, warrants or options referred to therein, as the case may be, being in each case hereinafter called the "Consideration"), then, and upon the occurrence of any and each such event, the Exercise Price shall be adjusted on the date of such issuance so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to date of such issuance by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding on such date of issuance plus the number of shares of Common Stock which the Consideration would purchase at $0.58333 per share of Common Stock on the date on which the Company entered into such written agreement (or such date of issuance if there was no such written agreement), and the denominator of which shall be the number of shares of Common Stock outstanding on such date of issuance plus (A) the number of additional shares so issued referred to in clause (i) of (iii), above, (B) the total number of shares into which the securities of obligations referred to in clause (ii) are initially convertible or exchangeable, or (C) the total number of shares issuable upon the exercise (or conversion), at the initial exercise (or conversion) price of the rights, warrants or options (or convertible securities) referred to in clause (iv), as the case may be. For the purposes of this subparagraph (c), the cash or other consideration for any shares shall be deemed to be the amount thereof received by the Company (or, in the event of any public

offering and sale of shares, the aggregate public offering price thereof) before deducting any commissions of other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such shares.

Section 9.4. Registration Rights. The Company shall proceed to use its best reasonable efforts to cause registration of the Shares issued to the Investors in accordance with the terms of the Registration Rights Agreement, and to cause the Company's outstanding shares of common stock to be listed on either the American Stock Exchange or as a NASDAQ Small Cap listing.

ARTICLE X : ARBITRATION

If at any time there shall be a dispute arising out of or relating to any provision of this Agreement or any agreement contemplated hereby, such dispute shall be submitted for binding and final determination by arbitration before one (1) arbitrator in accordance with the regulations then obtaining of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) resulting from such arbitration shall be in writing, and shall be final and binding upon all involved parties. The site of any arbitration shall be within New York, New York.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

THE COMPANY
[Company to be known as Deli Solar (USA), Inc.]

By
President

For purposes of Section 4.11 hereof :

Deli Du

INVESTORS:

____

Investment : $ ______________

Address, Tel. No. and Date:

____

Investment : $ ______________

Address, Tel. No. and Date:

____

Investment : $ ______________

Address, Tel. No. and Date:

____

Investment : $ ______________

Address, Tel. No. and Date:

____

Investment : $ ______________

Address, Tel. No. and Date:

____

Investment : $ ______________

Address, Tel. No. and Date:

____

Investment : $ ______________

Address, Tel. No. and Date:

____

Investment : $ ______________

Address, Tel. No. and Date:

____

Investment : $ ______________

Address, Tel. No. and Date:

____

Investment : $ ______________

Address, Tel. No. and Date:

____

Investment : $ ______________

Address, Tel. No. and Date:

EXHIBITS

SCHEDULE A

Deli Solar (USA), Inc.
Investor List
3/01/05

Lake Street Fund, L.P.
Attn: Mr. Scott W. Hood
600 South Lake Street
Suite 100
Pasadena, California 91006

$899,990 25,714 units

626-796-6622
scott@firstwilshire.com

Gruber McBaine
Attn: Jon Gruber
50 Osgood Place
San Francisco, California 94133

$875,000 25,000 units

415-981-2101
jon@gmcm.com
ellie@gmcm.com

Lynk Capital Partners Limited
2411-12, 24/F, Nan Fung Tower
173 Des Voeux Road
Central, Hong Kong

$822,500 23,500 units

852 2541-1839
davidmoy_hk@hotmail.com

Midsouth Investor Fund, L.P.
Suntrust Bank Building
Nashville, TN 37219

$799,995 22,857 units

615-254-0992
LHeidtke@tennesseeinvestor.com

Mr. Fred Astman
600 S. Lake Avenue
Suite 100
Pasadena, California 91006

$400,015 11,429 units

626-796-6622
scott@firstwilshire.com

Mr. Steve Kircher
599 Menlo Drive
Suite 200
Rocklin, California 95765

$350,000 10,000 units

916-315-2011
skircher@idwusa.com

Presidio Management
Attn: William Brady
44 Montgomery Street
Suite 2110
San Francisco, California 94104

$350,000 10,000 units

415-433-0610
wbrady@presidiomanagement.com

Harold A. Poling
7100 Verde Way
Naples, Florida 34108

$315,000 9,000 units

239-514-1954
klpoling@comcast.net
mark@mm-photography.com
nbeitner@honigman.com

Iroquois Capital
Attn: Paul Sethi
641 Lexington Ave
New York, New York 10019

$252,000 7,200 units

212-974-3070
paul@iroquois.com

Oasis Capital Management
Attn: Ethan Benovitz
1281 East Main Street
Third Floor
Stamford, Connecticut 06902

$252,000 7,200 units

203-324-8367
ebenovitz@oasiscm.com

Perritt Emerging Opportunities
c/o Perritt Capital Management
Attn: Mr. Michael J. Corbett, President
300 South Wacker Drive
Suite 2880
Chicago, Illinois 60606

$210,000 6,000 units

312-669-1650
mike@perrittcap.co

Mr. C.Barry Zolot
48 Brampton Lane
Great Neck, New York 11023

$140,000 4,000 units

516-487-8653
barryz1@yahoo.com

Omicron Capital
Attn Mr. Bruce Bernstein
650 Fifth Avenue
New York, New York 10022

$126,000 3,600 Units

212-258-2303
bb@omicron.com

Howard L. Farkas &
Leslie A. Farkas, as Joint Tenants
6601 E. Progress Ave
Englewood, Colorado 80111-1473

$52,500 1,500 units

303-694-3388
hlfarkas@aol.com
labfarkas@aol.com

Steven J. Revenig, Esq.
Brinkerhoff & Revenig PC
1873 South Bellaire Street
Suite 1000
Denver, Colorado 80222

$52,500 1,500 units

303-757-8000
stevenig@brcpa.com

Martin Fabrikant Revocable Trust
Attn: Mr. Martin Fabrikant, Trustee
4865 Exeter Estate
Lake Worth, Florida 33467

$52,500 1500 units

561-968-7886

Mr. Leong Sing Lye
Flat B, 23/F, Tower A
268 Queen's Road
Central, Hong Kong

$50,015 1429 units

852 6336-4850
john_lye@hotmail.com